Calculation of Filing Fee Tables
S-3
Ares Management Corp
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	5.600% Senior Notes due 2054	457(r)	750,000,000		$ 750,000,000.00	0.0001531	$ 114,825.00
Fees to be Paid	2	Debt	Guarantees of 5.600% Senior Notes due 2054	Other	750,000,000			0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 750,000,000.00		$ 114,825.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 114,825.00
Offering Note
[1]	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), Ares Management Corporation (the "Company") initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration No. 333-270053), filed with the Securities and Exchange Commission (the "SEC") on February 27, 2023. This filing fee exhibit is in connection with a final prospectus supplement (the "prospectus supplement") dated October 9, 2024, filed by the Company and Additional Registrants with the SEC pursuant to Rule 424(b) of the Securities Act. "Additional Registrants" means Ares Holdings L.P., Ares Investments Holdings LLC, Ares Management LLC, Ares Finance Co. LLC, Ares Finance Co. II LLC, Ares Finance Co. III LLC and Ares Finance Co. IV LLC.

[2]	The notes issued by the Company are fully and unconditionally guaranteed by the Additional Registrants. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees.

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $750,000,000.00. The prospectus is a final prospectus for the related offering.